REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	84-1553387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

202 6th Street, Suite 401 Castle Rock, CO 80104 303-794-2000
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jeffrey G. McGonegal Chief Financial Officer Riot Blockchain, Inc. 202 6th Street, Suite 401 Castle Rock, CO 80104 (303) 794-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Jackman General Counsel Riot Blockchain, Inc. 202 6th Street, Suite 401 Castle Rock, CO 80104 (303) 794-2000	Scott Y. MacTaggart Donald G. Martin Lewis Roca Rothgerber Christie LLP 3993 Howard Hughes Parkway, Suite 600 Las Vegas, NV 89169 (702) 474-2610

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark below the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Offering covered by the base prospectus:
Common stock, no par value per share	(1)	(1)	(1)	(2)
Preferred stock, no par value per share	(1)	(1)	(1)	(2)
Warrants	(1)	(1)	(1)	(2)
Debt Securities	(1)	(1)	(1)	(2)
Units(3)	(1)	(1)	(1)	(2)
Offering covered by the sales agreement prospectus:
Common stock, no par value per share	(4)	(4)	$600,000,000	$65,460.00 (5)

(1)	Omitted pursuant to General Instruction II.E. under Form S-3. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. We will determine the proposed maximum offering price per share and the proposed maximum aggregate offering price per class of security from time to time in connection with the issuance of such securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees, and will subsequently pay the applicable registration fees on a “pay-as-you-go” basis.

(3)	Any of the securities registered hereunder may be sold separately, or as units in any combination with any of the securities registered hereunder, which may be separable from one another, as specified in the applicable prospectus or prospectus supplement covering the offering of such units.

(4)	An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $600,000,000 are being registered hereunder as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(5)	The amount of the registration fee due with respect to the primary offering of our common stock covered by the sales agreement prospectus accompanying this registration statement has been calculated in accordance with Rules 457(o) and 457(r) of the Securities Act.

EXPLANATORY NOTE

We are filing this automatic registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may, from time to time, sell any combination of the securities described herein, in one or more offerings pursuant to one of the following two prospectuses contained in this automatic registration statement:

  A base prospectus covering the offering, sale and issuance from time to time by the registrant or a selling securityholder identified in a future prospectus supplement, in one or more offerings at indeterminate prices, of an indeterminate amount of the registrant’s securities, including: shares of its common stock, no par value per share; shares of its preferred stock, no par value per share; warrants to purchase securities; debt securities, as may be authorized from time to time; and units comprised of any combination thereof, whether separable or not; and
  A sales agreement prospectus covering the offering, sale and issuance by us of up to $600,000,000 of our common stock that may be issued and sold from time to time under a sales agreement with Cantor Fitzgerald & Co., B. Riley FBR, Inc., BTIG, LLC, Compass Point Research & Trading, LLC and Roth Capital Partners, LLC, as our sales agents.

The base prospectus immediately follows this Explanatory Note. The specific terms of any offering of the registrant’s securities pursuant to the base prospectus will be set forth in the applicable supplement to the base prospectus, which may be a free writing prospectus.

The sales agreement prospectus immediately follows the base prospectus.

The shares of common stock that may be offered, issued and sold under the sales agreement prospectus are included in securities that may be offered, issued and sold under the base prospectus. In the event of the termination of the sales agreement, any portion of the $600,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus.

PROSPECTUS

RIOT BLOCKCHAIN, INC.

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Common Stock, No Par Value per Share

Preferred Stock, No Par Value per Share

Warrants

Debt Securities

Units

_________________________________________

We, or any selling securityholder identified in a future prospectus supplement, may offer and sell from time to time, in one or more offerings, the securities identified herein, together in any combination or separately, in amounts, at prices and on terms that will be determined at the time of the offering, as described in this prospectus. We refer to our common stock, no par value per share, and our preferred stock, no par value per share, as well as warrants to acquire these shares, such debt securities as we may authorize from time to time, and units consisting of some or all of these securities as our “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. Each time we or a selling securityholder sells securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before making an investment decision regarding our securities being offered pursuant to this prospectus.

Our common stock is traded on the Nasdaq Capital Market stock exchange under the symbol “RIOT.”

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers in negotiated transactions or on a continuous or delayed basis; and the securities sold in such offerings may be resold by the securityholders who acquire them. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling securityholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling securityholders. See the section “Plan of Distribution” beginning on page 13 of this prospectus for further information.

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Investing in our securities involves a high degree of risk. Before making any investment decision regarding our securities, you should read and carefully consider the risks described in the section “Risk Factors” on page 8 of this prospectus and any applicable prospectus supplement or free-writing prospectus, as well as those disclosed in our most recent Annual Report on Form 10-K filed with the SEC, as well as those which may be disclosed in subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other filings we subsequently make with the SEC. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 15 of this prospectus.

_________________________________________

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________________

The date of this prospectus is August 31, 2021.

_________________________________________

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or related free writing prospectus, or in any post-effective amendment to the automatic registration statement or in any amendment to this prospectus. Neither we nor any selling securityholder has authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise indicated, the terms “Riot Blockchain,” the “Company,” “we,” “us,” “our” and similar terms refer to Riot Blockchain, Inc., a Nevada corporation, and its consolidated subsidiaries.

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 ABOUT THIS PROSPECTUS

This prospectus forms a part of and is being filed with an automatic registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process to register an indeterminate number of our securities for sale by us or one or more selling securityholders identified in a future prospectus supplement from time to time in one or more offerings.

This prospectus only provides you with a general description of the securities to be offered and may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Each time we or any selling securityholders sell securities pursuant to this prospectus, we will describe specific information about the offering in a prospectus supplement, which will be delivered with this prospectus. In the prospectus supplement or free writing prospectus relating to any sales by selling securityholders, we will, among other things, identify the number of shares of our common stock that each of the selling securityholders will be selling. The applicable prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

Before investing in our securities, you should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed therein under the heading “Risk Factors” and under similar headings in the documents that are incorporated by reference into this prospectus. See the section “Risk Factors” on page 8 of this prospectus.

You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the automatic registration statement of which this prospectus is a component. Further, the information contained and incorporated by reference in this prospectus speaks only as of the date of this prospectus, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. Please read the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 15 of this prospectus.

The automatic registration statement of which this prospectus is a part, including the exhibits to the automatic registration statement and the documents incorporated by reference herein, provides additional information about us and the securities offered pursuant to this prospectus, some of which may include summaries of the documents we incorporate by reference. All of the summaries are qualified in their entirety by the actual documents. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we or the selling securityholders may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the automatic registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, as well as assumptions that may not materialize or prove to be correct, which could cause our results to differ materially from those expressed in or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new equipment, systems, technologies, services or developments; future economic conditions, performance or outlook; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the value of Bitcoin awards in our mining operation; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of filing of this prospectus and are not guarantees of future performance or actual results. Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:

•	our strategic decision to concentrate on and make capital investments in cryptocurrency mining ties the success of our business to the success of the major cryptocurrencies we mine, particularly Bitcoin, as well as the success of cryptocurrencies, generally;
•	our cryptocurrency mining operations are subject to unique industry risks, including, among others, risks associated with the need for significant electrical power, intense competition for new miners, cybersecurity and increased world-wide competition for a fixed supply of Bitcoin rewards, which could have a material adverse effect on our business;
•	our present use of a third-party co-location arrangement for our mining operation at Coinmint, LLC;
•	we depend on our ability to mine cryptocurrencies, particularly Bitcoin, at a value above our cost to mine them; however, the historical volatility in the market prices of these cryptocurrencies significantly impairs our ability to accurately predict their future prices and, therefore, our future revenues;
•	strategic transactions, including mergers, acquisitions, investments and divestitures in other cryptocurrency- and blockchain-focused companies, involve significant risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows and equity;
•	we may fail to realize the anticipated benefits of our acquisition of Whinstone US, Inc. (“Whinstone”), or those benefits may take longer to realize than expected, as we encounter unforeseen difficulties integrating its operations into our own;
•	we will need to raise additional capital to fund our business objectives, goals and strategies; however, volatility in the trading price of shares of our common stock may make it difficult or impossible for us to raise the necessary capital;
•	our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners;
•	we have a small executive management team and board of directors, and it may be difficult for us to replace a departing member of our management team or board;
•	we have a history of operating losses and we may be unable to sustain profitability;
•	we participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures;
•	our operations could be materially and adversely impacted by a natural disaster or other significant disruption;
•	we cannot predict the consequences of future geo-political events, but they may adversely affect the markets in which we operate, our ability to insure against risks, our operations or our profitability;
•	we could be negatively impacted by a security breach, through cyber-attack, cyber intrusion, insider threats or otherwise, or other significant disruption of our information technology networks and related systems;

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•	disputes with our suppliers, or their inability to perform or timely deliver new miners, parts or services, could adversely affect our expectations regarding future deployment of our miners;
•	we face certain significant risk exposures and potential liabilities that may not be covered adequately by insurance or indemnity;
•	our ability to successfully defend litigation brought against us; and
•	COVID-19 and its impact on supply chains could have a material adverse effect on our business operations, financial condition, results of operations, cash flows and equity, as well as those of our transaction partners, including the overseas manufacturers of our miners.

Additional details and discussions concerning some of the various risks, factors and uncertainties that could cause future results to differ materially from those expressed or implied in our forward-looking statements are set forth in this prospectus under the heading “Risk Factors” on page 8 of this prospectus, and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC. For more information on these filings and the other disclosures incorporated by reference into this prospectus, please see the sections herein entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” on page 15 of this prospectus. The risks, factors and uncertainties disclosed herein and in our other filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus and the forward-looking statements incorporated by reference in this prospectus speak only as of their date and, unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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 PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus below, and those contained in any applicable prospectus supplement and related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the automatic registration statement of which this prospectus forms a part.

ABOUT RIOT BLOCKCHAIN

We are a leading cryptocurrency mining company operating in North America, focused on supporting the Bitcoin blockchain through the operation of our fleet of next generation cryptocurrency mining computers (known as “miners”) and, through our wholly owned subsidiary, Whinstone US, Inc. (“Whinstone”), the operation of a commercial data center facility in Rockdale, Texas (the “Whinstone Facility”) that is focused on providing colocation services in the cryptocurrency space. Our strategic focus is on maximizing our mining power (known as “hash rate”) and efficiency by acquiring and deploying large numbers of next-generation miners that are more energy-efficient than legacy miners previously deployed in the industry. We operate a fleet of “Antminers” manufactured by Bitmain Technologies Limited (“Bitmain”) to mine Bitcoin. We expect to operate a miner fleet of over 80,000 Antminers after all deliveries under our purchase agreements with Bitmain have been fulfilled, which are expected to be completed in the fourth fiscal quarter of 2022, according to anticipated delivery schedules in our purchase agreements with Bitmain. Once all of these Antminers are fully deployed, our fleet is expected to achieve a hash rate capacity in excess of 7.7 exahash per second (EH/s) and to consume approximately 257 Megawatt hours (MWh) of energy, equating to an overall hash rate efficiency of 33 joules per terahash (J/TH), which we believe would make our fleet one of the largest and most efficient Bitcoin mining fleets in North America and in the industry. Our miners are deployed in our self-mining operation at the Whinstone Facility in Rockdale, Texas and, pursuant to the mining colocation services agreement we entered into with Coinmint, LLC (“Coinmint”), at Coinmint’s Massena, New York data center facility.

We are also exploring innovative cryptocurrency mining technologies and other strategic initiatives as part of a continual effort to maximize the energy efficiency and cost effectiveness of our cryptocurrency mining activities.

Whinstone Acquisition

On May 26, 2021, we completed our acquisition of Whinstone pursuant to the Stock Purchase Agreement, dated as of April 8, 2021, with Northern Data AG (“Northern Data”) and Whinstone. Upon the closing of our acquisition of Whinstone, Whinstone became our wholly owned subsidiary, and as part of the consideration paid, we issued 11,800,000 shares of our common stock, no par value per share, to Northern Data, as reported on our Current Report on Form 8-K filed with the SEC on May 26, 2021. As further consideration paid for our acquisition of Whinstone we entered into a Shareholder Agreement, dated as of May 26, 2021, with Northern Data (the “Shareholder Agreement”), which provides for, among other things, certain standstill restrictions, voting obligations and registration rights, pursuant to which we have registered the 11,800,000 shares of common stock issued to Northern Data.

Whinstone Facility

Whinstone, our wholly owned subsidiary, owns and operates the Whinstone Facility, a commercial data center located in Rockdale, Texas, which is among the largest Bitcoin mining and hosting facilities in North America. The Whinstone Facility provides third-party hosting services to other companies, including other cryptocurrency mining companies, through colocation services agreements, and also provides us with a self-owned facility where we can deploy our miners and carry out future strategic expansion initiatives.

As of the date of this prospectus, the Whinstone Facility has developed facilities with capacity to distribute 300 MWh of electrical power supplied to the Whinstone Facility pursuant to a long-term power supply agreement, and additional facilities under development with capacity to distribute 450 MWh of electrical power once completed, which is expected to bring the Whinstone Facility’s total electrical power distribution capacity up to 750 MWh once completed. The Whinstone Facility is located on a 100-acre site hosting Bitcoin mining customers and our self-mining in three buildings totaling 190,000 square feet, with additional buildings under development estimated to expand our total electrical power distribution capacity to 750 MWh. The site is subject to a long-term lease agreement, with electricity provided under a long-term power supply agreement that is in place with Whinstone’s power supplier.

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We expect the expanded Whinstone Facility to be completed by the end of 2022 and to include four additional buildings totaling approximately 240,000 square feet of finished space, with sufficient developed electricity power capacity to support an estimated 130,000 Antminer model S19j miners. We believe this expansion of the Whinstone Facility will provide sufficient capacity to enable us to deploy a significant quantity of our miners (including our current deployed fleet and those expected to be delivered in future shipments) in a self-hosted facility, while allowing Whinstone to continue to operate and grow its existing data center hosting business. We believe deploying our miners at the expanded Whinstone Facility has many advantages for our mining operations, including allowing us to operate our miners without incurring third-party co-location services fees and to do so at the fixed low energy costs available to the Whinstone Facility under its long-term power supply agreement. We also anticipate this that expansion of the Whinstone Facility will provide space for third-party miner colocation services and for other enterprise-level data center hosting services.

Corporate Information

Our principal executive offices are located at 202 6th Street, Suite 401, Castle Rock, CO 80104, and our telephone number is (303) 794-2000. Our website address is www.riotblockchain.com. The information contained on, or accessible through, our website is not part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including, without limitation, the supplemental risk factors disclosed on Exhibit 99.3 to our Current Report on Form 8-K filed on May 26, 2021 in connection with our acquisition of Whinstone, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus. For more information regarding the incorporation of information herein by reference, please see the section of this prospectus entitled “Incorporation of Certain Documents by Reference” on page 15 of this prospectus.

The risks, uncertainties and other factors discussed in the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations and cash flows. For more information about the filings we make with the SEC, please see the section entitled “Where You Can Find More Information” on page 15 of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may issue from time to time, in one or more offerings pursuant to future prospectus supplements setting forth the specific terms and conditions of such offerings, the securities being registered under the registration statement of which this prospectus forms a part, including: shares of our common stock, no par value per share; shares of our preferred stock, no par value per share; warrants to acquire shares of our common stock and/or preferred stock; debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible; and units consisting of some or all of these securities, in any combination and any amount, which may be issued together with such securities or separately as derivative securities, subject to vesting, payment and conversion.

In addition, any selling securityholders identified in a future prospectus supplement may offer and sell from time to time, in one or more offerings, shares of our securities which they hold, as described in the applicable future prospectus supplement.

We or any selling securityholders identified in a future prospectus supplement will, in accordance with Rule 430B under the Securities Act, set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock, preferred stock, warrants, debt securities or units thereof to covered by this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling securityholders, as applicable, will be contained in the applicable prospectus supplement relating to such offer, including the applicable securities purchase agreement and other offering material relating to such securities as will be included as an exhibit to or incorporated by reference in such future prospectus supplements or free writing prospectuses.

DESCRIPTION OF CAPITAL STOCK

The following description of the securities to be registered under the registration statement of which this prospectus forms a part is not complete and may not contain all the information you should consider before investing in the shares of our common stock offered pursuant to this prospectus. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our Bylaws, as amended, and the certificates of designation related to our designated preferred stock, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes Chapter 78 and the associated provisions of the Nevada Administrative Code. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page 15 of this prospectus.

Authorized Shares of Capital Stock

Our authorized capital stock consists of: (i) 170,000,000 shares of common stock, no par value per share; and (ii) 15,000,000 shares of “blank check” preferred stock, no par value per share, including (a) 2,000,000 shares of preferred stock designated as “2% Series A Convertible Preferred Stock” and (b) 1,750,001 shares of preferred stock designated as “0% Series B Convertible Preferred Stock.” As of August 27, 2021, there were 95,948,232 shares of our common stock outstanding, no shares of our 2% Series A Convertible Preferred Stock outstanding, and 2,199 shares of our 0% Series B Convertible Preferred Stock outstanding.

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Common Stock

Listing. Shares of our common stock are listed on the Nasdaq Capital Market under the trading symbol “RIOT.”

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights. Except as otherwise provided in our Articles of Incorporation, Bylaws, the rules of any stock exchange applicable to us, applicable provisions of the Nevada Revised Statutes, or any other applicable law or regulations, matters submitted to a stockholder vote require the affirmative vote of the holders of a majority of the shares of our capital stock present and voting at the applicable stockholders’ meeting to be approved. See the section entitled “Structure of Board of Directors; Director Elections and Terms of Office” under “Corporate Governance” on Page 10 for further details regarding the voting rights of our common stock.

Conversion and Redemption Rights. Shares of our common stock have no conversionary rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. Subject to any preferential rights of holders of our preferred stock, if any, or any restrictions on the payments of dividends imposed under the terms of our indebtedness, if any, holders of our common stock shall be entitled to receive their pro rata shares of such dividends as may be declared from time to time by our board of directors, in its discretion, from legally available funds, based upon such holders’ proportionate ownership of the shares of our capital stock outstanding at the time such dividends are declared.

Liquidation Rights. Subject to any preferential rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock shall be entitled to participate pro rata in all assets of the Company that remain after payment of the Company’s liabilities, including satisfaction of all indebtedness of the Company then outstanding, based upon such holders’ proportionate ownership of the shares of our capital stock then outstanding.

Preemptive Rights. Shares of our common stock have no pre-emptive rights to purchase or subscribe for any of our capital stock or other securities. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

Preferred Stock

We are authorized to issue up to 15,000,000 shares of “blank check” preferred stock, no par value per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or any other securities exchange or market on which our stock is then listed or admitted to trading.

As of the date of this prospectus, we have designated 2,000,000 shares of preferred stock as “2% Series A Convertible Preferred Stock” and 1,750,001 shares of preferred stock as “0% Series B Convertible Preferred Stock.”

Voting Rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

As described more completely in the related certificate of designation, holders of shares of our 2% Series A Convertible Preferred Stock are entitled to vote on matters submitted to our stockholders for consideration based on the number of shares of our common stock underlying each share of our 2% Series A Convertible Preferred Stock held as of the record date for the applicable stockholder meeting.

Holders of shares of our 0% Series B Convertible Preferred Stock are not entitled to vote on matters submitted to our stockholders prior to the conversion of their shares into shares of our common stock.

Conversion Rights. Subject to certain beneficial ownership limitations described in the applicable certificate of designation and under applicable rules of the Nasdaq Capital Market and the Nevada Revised Statutes, shares of our preferred stock are convertible into shares of our common stock based on the conversion calculation stated in such series of preferred stock’s certificate of designation.

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Dividend, Liquidation, Redemption, and Other Preferential Rights. The rights of holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock that may be issued in the future. Our board of directors may authorize the issuance of preferred stock with dividend, liquidation, redemption, conversion, or other preferential rights that could adversely affect the relative voting power and market price of shares of our common stock. Further, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company, and may adversely affect the market price of shares of our common stock.

Each holder of our 2% Series A Convertible Preferred Stock or our 0% Series B Convertible Preferred Stock shall be entitled to receive dividends on such shares on an “as converted” basis, which shall be payable, subject to applicable beneficial ownership limitations set forth in their certificate of designation, in shares of common stock or cash on their stated value, and holders of our 2% Series A Convertible Preferred Stock are entitled to receive such dividends at the cumulative dividend rate of two percent (2%) per year. Shares of our 0% Series B Convertible Preferred Stock have preferential rights ahead of all other shares of our capital stock with respect to dividends, distributions, redemptions, and payments upon the liquidation, dissolution and winding-up of the Company, other than shares of our 2% Series A Convertible Preferred Stock, which have the first priority of such preferential rights.

Corporate Governance

Structure of Board of Directors; Director Elections and Terms of Office. Our Bylaws provide for election of nominees to our board of directors by plurality vote of our stockholders present and entitled to vote at a meeting of our stockholders called for the purpose of electing nominees to serve on our board of directors. Therefore, those nominees for our board of directors receiving the most affirmative votes at a given stockholders’ meeting shall be elected as directors for the applicable term. Once elected, directors serve until the end of the term of office and their successor has been duly qualified to serve and elected by our stockholders, or his or her earlier death, resignation, or removal.

Our Bylaws permit our board to be divided into three classes, with each class serving a staggered three-year term. Each of our directors is currently serving a term that expires at our next annual meeting of stockholders and when his or her successor is duly elected and qualified. If implemented, a classified board structure could have the effect of making the removal of incumbent directors more time consuming and difficult, and, therefore may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders.

Quorum for Conducting Business. Our Bylaws provide that, to conduct business at a meeting of our stockholders, holders of shares representing at least one-third of the issued and outstanding shares of our capital stock entitled to vote at such meeting, whether represented in person or by proxy, must be present to establish a quorum.

Exclusive Forum. Article XIV of our Bylaws, as amended, provides that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the state and federal courts in and for the State of New York shall be the sole and exclusive forum for the resolution of certain actions and proceedings that may be initiated by our stockholders, and that, by purchasing our securities, our stockholders are deemed to have notice of and consented to this forum selection clause. Under Article XIV of our Bylaws, the following claims are subject to this forum selection clause: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim against the Company arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws, in each case as amended; or (d) any action asserting a claim governed by the internal affairs doctrine.

By its terms, the forum selection clause in our Bylaws applies to the foregoing claims to the fullest extent permitted by law, and, as such, should not be interpreted as precluding our stockholders from bringing claims under the Exchange Act in the appropriate federal court with jurisdiction over such claims, as provided by Section 27 of the Exchange Act. Likewise, the forum selection clause in our Bylaws should not be interpreted as precluding our stockholders from bringing claims under the Securities Act in the appropriate state or federal court with jurisdiction over such claims, as provided by Section 22 of the Securities Act.

We believe the choice-of-forum provision in our Bylaws will help provide for the orderly, efficient, and cost-effective resolution of legal issues affecting us by designating courts located in the State of New York as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents.

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Nevada Anti-Takeover Statute. Certain provisions of Nevada law described below may make us a less attractive candidate for acquisition, which may adversely impact the value of the shares of our capital stock held by our stockholders. We have not opted out of these provisions in our Bylaws, as permitted under the Nevada Revised Statutes.

Nevada Revised Statutes Sections 78.411 through 78.444 (the “Nevada Combination with Interested Stockholders Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the Company who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the Company (an “interested stockholder”), within two years after such person first became an interested stockholder unless (i) the board of directors of the Company approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the Company has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. The Nevada Combination with Interested Stockholders Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

Dividend Policy. We did not declare or pay any cash dividends on our common stock during the fiscal years ended December 31, 2019 or 2020, and, as of the date of this prospectus, we do not reasonably anticipate paying any cash dividends in the near future. Any future determination to pay dividends will be at the discretion of our board of directors.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants that we may issue from time to time. While the terms we have summarized below will apply generally to any future warrants we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any warrants offered through such prospectus supplement or free writing prospectus in accordance with Rule 430B under the Securities Act. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our capital stock independently or together with any other security being registered under the automatic registration statement of which this prospectus forms a part and as units attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

The applicable prospectus supplement will contain the title of the warrants offered pursuant to such prospectus supplement; and the description of the terms of the offering of the warrants, the initial offering price and the net proceeds to us or the selling securityholders, as applicable, will be set forth in the prospectus supplement, and other offering material attached as an exhibit to or incorporated by reference therein, relating to such offer.

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DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through such prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in a senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in a subordinated indenture. Forms of these documents will be filed as exhibits to a current report on Form 8-K following their adoption and approval by our board of directors, and will be incorporated by reference into the registration statement of which this prospectus is a part. Any supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. This summary of the debt securities are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

In a future prospectus supplement relating to a future offering of our debt securities, we will set forth the specific details of the offering of such debt securities, including, without limitation: (i) the conversion or exchange rights; (ii) whether any restrictions on our ability to enter into certain specified transactions, such as mergers, acquisitions, or sales; (iii) the events of default under the indenture; (iv) any restrictions on our ability to modify or amend the indenture; (v) the seniority and priority of the debt securities to be offered in relation to any other of our obligations as of the time of the offering; (vi) the form of the debt security instrument, as well as any rights regarding or restrictions on the exchange or transfer of such debt securities; (vii) certain information regarding the obligations and standard of care of the trustee appointed to oversee such debt securities; (viii) the terms and conditions of any payments to agents and of any paying agents with respect to such offering; and (ix) the governing law applicable to such debt securities.

DESCRIPTION OF UNITS

This section describes the general terms and provisions of units consisting of shares of common stock, shares of preferred stock, warrants, debt securities or any combination of such securities that we may issue from time to time. While the terms we have summarized below will apply generally to any future units we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any units offered through such prospectus supplement or free writing prospectus in accordance with Rule 430B under the Securities Act. The terms of any units we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue units consisting of one or more of our securities being registered under the automatic registration statement of which this prospectus forms a part, independently or together with any other security being registered, and as may be attached to or separate from any offered securities. The description of the terms of the offering of the units, the rights and obligations of the unitholders purchasing units in such offering, the tax attributes of the units, the initial offering price of the units and the net proceeds to us or the selling securityholders, as applicable, as well as such other information as we may be required to disclose in such prospectus supplement in accordance with Rule 430B under the Securities Act, will be set forth in the prospectus supplement relating to such offer, including the applicable unit agreement and the other offering material attached as an exhibit to or incorporated by reference into the applicable prospectus supplement.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale by certain of our securityholders, whom we refer to in this prospectus as the “selling securityholders,” of shares of common stock. Information about any selling securityholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling securityholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders. However, the selling securityholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things, additions to working capital, repayment of corporate obligations, capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of our securities. We will have significant discretion in the use of any net proceeds, and investors in our securities will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

We will not receive any proceeds from the sale of shares of our common stock by any selling securityholders in connection with any reoffers and sales of our securities by the selling securityholders identified in a future prospectus supplement or free writing prospectus, as applicable.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell our securities from time to time in one or more transactions. We or the selling securityholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or the selling securityholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we or the selling securityholders designate may solicit offers to purchase our securities, and, in which case:

•	We or the selling securityholders will name any agent involved in offering or selling our securities and will disclose any commissions that we will pay to the sales agent, in the applicable prospectus supplement.
•	Unless we or the selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.
•	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.
•	We or the selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.
•	If we or the selling securityholders use an underwriter or underwriters, we or the selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.
•	We or the selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.
•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We or the selling securityholders may use a dealer to sell our securities. In such event, the following shall apply:

•	If we or the selling securityholders use a dealer, we will sell our securities to the dealer, as principal.
•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
•	We or the selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We or the selling securityholders may solicit directly offers to purchase our securities, and we or the selling securityholders may directly sell our securities to institutional or other investors. We or the selling securityholders will describe the terms of direct sales in the applicable prospectus supplement.

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We or the selling securityholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or the selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling securityholders, in the ordinary course of business.

We or the selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. In such event, the following shall occur:

•	If we or the selling securityholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or the selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.
•	These delayed delivery contracts will be subject only to the conditions that we or the selling securityholders describe in the prospectus supplement.
•	We or the selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We or the selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices. The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Selling securityholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are to be incorporated by reference. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Lewis Roca Rothgerber Christie LLP, Las Vegas, Nevada. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

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EXPERTS

The consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Whinstone US, Inc. as of and for the year ended December 31, 2020 and 2019, which are incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Riot Blockchain, Inc. filed with the SEC on August 12, 2021, have been audited by Malcolm M. Dienes, LLC, an independent audit firm, in their report, and the note related thereto, filed as Exhibit 99.1 to such Current Report on Form 8-K/A. Such financial statements have been incorporated by reference in this prospectus in reliance upon the report of such independent audit firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information included in the automatic registration statement of which it forms a part, including certain exhibits and schedules and those items we incorporate by reference herein. We file annual, quarterly and special reports, along with other information, including the automatic registration statement of which this prospectus forms a part, with the SEC. The filings we make with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available on our website, https://www.riotblockchain.com/ under the heading “Investors.” The information on this website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference herein is considered to be part of this prospectus, and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus the following:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 31, 2021, as amended by a filing made with the SEC on April 30, 2021;
•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the SEC on May 17, 2021, and the quarterly period ended June 30, 2021, as filed with the SEC on August 23, 2021;
•	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed, as provided therein) filed with the SEC on: February 10, 2021; March 17, 2021; April 7, 2021 (excluding Item 7.01); April 9, 2021; May 24, 2021; May 26, 2021 (excluding Item 7.01); June 8, 2021; August 16, 2021, and on Form 8-K/A, on August 12, 2021; and
•	The description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address: Riot Blockchain, Inc., Attn: Jeffrey G. McGonegal, Chief Financial Officer, 202 6th Street, Suite 401 Castle Rock, CO 80104.

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RIOT BLOCKCHAIN, INC.

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Common Stock, No Par Value per Share

Preferred Stock, No Par Value per Share

Warrants

Debt Securities

Units

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PROSPECTUS

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August 31, 2021

PROSPECTUS

RIOT BLOCKCHAIN, INC.

Up to $600,000,000 of Shares of Common Stock, No Par Value per Share

We have entered into a Sales Agreement, dated as of August 31, 2021 (the “sales agreement”), with Cantor Fitzgerald & Co., B. Riley FBR, Inc., BTIG, LLC, Compass Point Research & Trading, LLC and Roth Capital Partners, LLC (collectively, the “sales agents”), under which we may offer and sell from time to time shares of our common stock, no par value per share, having an aggregate initial offering price of up to $600,000,000 through the sales agents pursuant to this prospectus.

Our common stock is traded on the Nasdaq Capital Market stock exchange under the symbol “RIOT.” On August 27, 2021, the sales price of our common stock was $38.57 per share, as reported on the Nasdaq Capital Market at the end of day or market close.

Under the sales agreement, we will deliver placement notices to the sales agents designating the maximum amount and the minimum price per share of our common stock to be offered. However, subject to the terms and conditions of the sales agreement, the sales agents are not required to sell any specific number or dollar amount of our common stock but will act as a sales agent using their commercially reasonable efforts consistent with their normal sales and trading practices, on mutually agreed terms between us and the sales agents. We may also instruct the sales agents not to sell any common stock if the sales cannot be effected at or above the price designated in the applicable placement notice. We or any sales agent, with respect to itself only, may suspend the offering of our common stock by notifying the other party. Settlement of any sales of common stock will occur through the facilities of The Depository Trust Company on the second business day following the date on which such sales were made (or such earlier day as is industry practice for regular-way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agents a commission of up to 3.0% of the gross sales price of the shares of our common stock sold under the sales agreement. We have also agreed to reimburse the sales agents for certain expenses under the sales agreement, and we have agreed to indemnify the sales agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as set forth in the sales agreement. In connection with the sale of the common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, the compensation of the sales agents would be deemed to be underwriting commissions or discounts. Sales of shares of our common stock, if any, under this prospectus may be made by any method permitted by law deemed to be “at the market offerings,” as defined in Rule 415 under the Securities Act, including sales into the Nasdaq Capital Market. Please see the section entitled “Plan of Distribution” beginning on page S-14 of this prospectus for more information regarding issuance of shares of our common stock pursuant to offers made through our sales agents and commissions to be paid to the sales agents according to the sales agreement under this prospectus.

Investing in our common stock involves a high degree of risk. Before making any investment decision regarding our common stock, you should read and carefully consider the risks described in the section “Risk Factors” on page S-9 of this prospectus and any applicable prospectus supplement or free-writing prospectus, as well as those disclosed in our most recent Annual Report on Form 10-K filed with the SEC, as well as those which may be disclosed in subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other filings we subsequently make with the SEC. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-16 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sales Agents
Cantor	B. Riley FBR	BTIG	Compass Point	Roth Capital Partners

The date of this prospectus is August 31, 2021.

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We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or related free writing prospectus, or in any post-effective amendment to the automatic registration statement or in any amendment to this prospectus. We have not, and the sales agents have not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise indicated, the terms “Riot Blockchain,” the “Company,” “we,” “us,” “our” and similar terms refer to Riot Blockchain, Inc., a Nevada corporation, and its consolidated subsidiaries.

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ABout this prospectus

This prospectus forms a part of and is being filed with an automatic registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act, using a “shelf” registration process to register shares of our common stock, no par value per share, having an aggregate initial offering price of up to $600,000,000 via an “at-the-market offering,” as defined in Rule 415 of the Securities Act, conducted by our sales agents pursuant to the terms of the sales agreement included as an exhibit to and incorporated by reference into this prospectus. For more information regarding the plan for the distribution of the shares of our common stock offered for sale pursuant to this prospectus, please see the section “Plan of Distribution” starting on page S-14 of this prospectus.

This prospectus, including the documents incorporated by reference herein and any applicable prospectus supplement or related free writing prospectus, describes the specific terms of this offering of our common stock. The applicable prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the automatic registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-16 of this prospectus. These documents contain important information that you should consider when making your investment decision.

Neither we, nor the sales agents, have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we authorize for use in connection with this offering and to which we have referred you. We and the sales agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and any related prospectus supplement or free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

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INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data used throughout this prospectus and the documents incorporated by reference into this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included in or incorporated by reference into this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those referenced in the section entitled “Risk Factors” beginning on page S-9 of this prospectus, and under similar headings in the documents incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties, as well as assumptions that may not materialize or prove to be correct, which could cause our results to differ materially from those expressed in or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new equipment, systems, technologies, services or developments; future economic conditions, performance or outlook; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the value of Bitcoin awards in our mining operation; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of filing of this prospectus and are not guarantees of future performance or actual results. Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:

•	our strategic decision to concentrate on and make capital investments in cryptocurrency mining ties the success of our business to the success of the major cryptocurrencies we mine, particularly Bitcoin, as well as the success of cryptocurrencies, generally;
•	our cryptocurrency mining operations are subject to unique industry risks, including, among others, risks associated with the need for significant electrical power, intense competition for new miners, cybersecurity and increased world-wide competition for a fixed supply of Bitcoin rewards, which could have a material adverse effect on our business;
•	our present use of a third-party co-location arrangement for our mining operation at Coinmint, LLC;
•	we depend on our ability to mine cryptocurrencies, particularly Bitcoin, at a value above our cost to mine them; however, the historical volatility in the market prices of these cryptocurrencies significantly impairs our ability to accurately predict their future prices and, therefore, our future revenues;
•	strategic transactions, including mergers, acquisitions, investments and divestitures in other cryptocurrency- and blockchain-focused companies, involve significant risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows and equity;
•	we may fail to realize the anticipated benefits of our acquisition of Whinstone, or those benefits may take longer to realize than expected, as we encounter unforeseen difficulties integrating its operations into our own;
•	we will need to raise additional capital to fund our business objectives, goals and strategies; however, volatility in the trading price of shares of our common stock may make it difficult or impossible for us to raise the necessary capital;
•	our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners;

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•	we have a small executive management team and board of directors, and it may be difficult for us to replace a departing member of our management team or board;
•	we have a history of operating losses and we may be unable to sustain profitability;
•	we participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures;
•	our operations could be materially and adversely impacted by a natural disaster or other significant disruption;
•	we cannot predict the consequences of future geo-political events, but they may adversely affect the markets in which we operate, our ability to insure against risks, our operations or our profitability;
•	we could be negatively impacted by a security breach, through cyber-attack, cyber intrusion, insider threats or otherwise, or other significant disruption of our information technology networks and related systems;
•	disputes with our suppliers, or their inability to perform or timely deliver new miners, parts or services, could adversely affect our expectations regarding future deployment of our miners;
•	we face certain significant risk exposures and potential liabilities that may not be covered adequately by insurance or indemnity;
•	our ability to successfully defend litigation brought against us; and
•	COVID-19 and its impact on supply chains could have a material adverse effect on our business operations, financial condition, results of operations, cash flows and equity, as well as those of our transaction partners, including the overseas manufacturers of our miners.

Additional details and discussions concerning some of the various risks, factors and uncertainties that could cause future results to differ materially from those expressed or implied in our forward-looking statements are set forth in this prospectus under the heading “Risk Factors” on page S-9 of this prospectus, and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC. For more information on these filings and the other disclosures incorporated by reference into this prospectus, please see the sections herein entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” on page S-16 of this prospectus. The risks, factors and uncertainties disclosed herein and in our other filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus and the forward-looking statements incorporated by reference in this prospectus speak only as of their date and, unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus below, and those contained in any applicable prospectus supplement and related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the automatic registration statement of which this prospectus forms a part.

ABOUT RIOT BLOCKCHAIN

We are a leading cryptocurrency mining company operating in North America, focused on supporting the Bitcoin blockchain through the operation of our fleet of next generation cryptocurrency mining computers (known as “miners”) and, through our wholly owned subsidiary, Whinstone US, Inc. (“Whinstone”), the operation of a commercial data center facility in Rockdale, Texas (the “Whinstone Facility”) that is focused on providing colocation services in the cryptocurrency space. Our strategic focus is on maximizing our mining power (known as “hash rate”) and efficiency by acquiring and deploying large numbers of next-generation miners that are more energy-efficient than legacy miners previously deployed in the industry. We operate a fleet of “Antminers” manufactured by Bitmain Technologies Limited (“Bitmain”) to mine Bitcoin. We expect to operate a miner fleet of over 80,000 Antminers after all deliveries under our purchase agreements with Bitmain have been fulfilled, which are expected to be completed in the fourth fiscal quarter of 2022, according to anticipated delivery schedules in our purchase agreements with Bitmain. Once all of these Antminers are fully deployed, our fleet is expected to achieve a hash rate capacity in excess of 7.7 exahash per second (EH/s) and to consume approximately 257 Megawatt hours (MWh) of energy, equating to an overall hash rate efficiency of 33 joules per terahash (J/TH), which we believe would make our fleet one of the largest and most efficient Bitcoin mining fleets in North America and in the industry. Our miners are deployed in our self-mining operation at the Whinstone Facility in Rockdale, Texas and, pursuant to the mining colocation services agreement we entered into with Coinmint, LLC (“Coinmint”), at Coinmint’s Massena, New York data center facility.

We are also exploring innovative cryptocurrency mining technologies and other strategic initiatives as part of a continual effort to maximize the energy efficiency and cost effectiveness of its cryptocurrency mining activities.

Whinstone Acquisition

On May 26, 2021, we completed our acquisition of Whinstone pursuant to the Stock Purchase Agreement, dated as of April 8, 2021, with Northern Data AG (“Northern Data”) and Whinstone. Upon the closing of our acquisition of Whinstone, Whinstone became our wholly owned subsidiary, and as part of the consideration paid, we issued 11,800,000 shares of our common stock, no par value per share, to Northern Data, as reported on our Current Report on Form 8-K filed with the SEC on May 26, 2021. As further consideration paid for our acquisition of Whinstone we entered into a shareholder agreement, dated as of May 26, 2021, with Northern Data (the “Shareholder Agreement”), which provides for, among other things, certain standstill restrictions, voting obligations and registration rights, pursuant to which we have registered the 11,800,000 shares of common stock issued to Northern Data.

Whinstone Facility

Whinstone, our wholly owned subsidiary, owns and operates the Whinstone Facility, a commercial data center located in Rockdale, Texas, which is among the largest Bitcoin mining and hosting facilities in North America. The Whinstone Facility provides third-party hosting services to other companies, including other cryptocurrency mining companies, through colocation services agreements, and also provides us with a self-owned facility where we can deploy our miners and carry out future strategic expansion initiatives.

As of the date of this prospectus, the Whinstone Facility has developed facilities with capacity to distribute 300 MWh of electrical power supplied to the Whinstone Facility pursuant to a long-term power supply agreement, and additional facilities under development with capacity to distribute 450 MWh of electrical power once completed, which is expected to bring the Whinstone Facility’s total electrical power distribution capacity up to 750 MWh once completed. The Whinstone Facility is located on a 100-acre site hosting Bitcoin mining customers and Riot’s self-mining in three buildings totaling 190,000 square feet, with additional buildings under development to expand our total electrical power distribution capacity to 750 MWh. The site is subject to a long-term lease agreement, with electricity provided via a long-term power supply agreement.

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We expect the expanded Whinstone Facility to be completed by the end of 2022 and to include four additional buildings totaling approximately 240,000 square feet of finished space, with sufficient developed electricity power capacity to support an estimated 130,000 Antminer model S19j miners. We believe this expansion of the Whinstone Facility will provide sufficient capacity to enable us to deploy a significant quantity of our miners (including our current deployed fleet and those expected to be delivered in future shipments) in a self-hosted facility, while allowing Whinstone to continue to operate and grow its existing data center hosting business. We believe deploying our miners at the expanded Whinstone Facility has many advantages for our mining operations, including allowing us to operate our miners without incurring third-party colocation services fees and to do so at the fixed low energy costs available to the Whinstone Facility under its long-term power supply agreement. We also anticipate this that expansion of the Whinstone Facility will provide space for third-party miner colocation services and for other enterprise-level data center hosting services.

Corporate Information

Our principal executive offices are located at 202 6th Street, Suite 401, Castle Rock, CO 80104, and our telephone number is (303) 794-2000. Our website address is www.riotblockchain.com. The information contained on, or accessible through, our website is not part of this prospectus.

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The Offering

Securities Being Offered:	Shares of our common stock, no par value per share, having an aggregate initial offering price of up to $600,000,000.

Number of Shares Outstanding Prior to this Offering(1):	95,948,232

Number of Shares Outstanding After this Offering(2):	111,504,363(3)

Plan of Distribution:	The shares are being offered for sale in an “at the market offering,” as defined in Rule 415 under the Securities Act, in transactions that may be made from time to time through the sales agents. See “Plan of Distribution” on page S-14 of this prospectus.

Use of Proceeds:	As of the date of this prospectus, we intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, additions to working capital, satisfaction of corporate obligations, capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of our common stock. See “Use of Proceeds” and “Risk Factors” on pages S-12 and S-9 of this prospectus.

Risk Factors:	Investing in our securities involves a high degree of risk. Before making any investment decision regarding our common stock, you should read and carefully consider the risks described in the section “Risk Factors” beginning on page S-9 of this prospectus and any applicable prospectus supplement or free-writing prospectus, as well as those disclosed in our most recent Annual Report on Form 10-K filed with the SEC, as well as those which may be disclosed in subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other filings we subsequently make with the SEC.

Nasdaq Capital Market Trading Symbol:	“RIOT”
Transfer Agent and Registrar:	The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

(1)	At August 27, 2021.
(2)

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based upon 95,948,232 shares of our common stock outstanding at August 27, 2021, including 11,800,000 shares of our common stock, no par value per share, that we issued to Northern Data in connection with our acquisition of Whinstone. Excludes:

•          2,199 shares issuable upon the conversion of 2,199 shares of our 2% Series B Convertible Preferred Stock;

•          12,000 shares underlying fully vested options to purchase shares of our common stock at the option strike price of $4.09 per share issuable under our 2019 Equity Incentive Plan, as amended (the “2019 Equity Plan”);

•          693,683 shares issuable upon settlement of 693,683 restricted stock units granted under the 2019 Equity Plan, of which 57,838 are vested and 635,845 remain unvested subject to regular vesting schedules; and

•          3,907,903 shares of common stock reserved for future issuance under the 2019 Equity Plan.

(3)	Assumes sales of shares of our common stock in the total aggregate amount of $600,000,000 at a price of $38.57, the reported sales price of shares of our common stock on The Nasdaq Capital Market on August 27, 2021. The actual number of shares issued will vary depending on the actual price at which the shares are sold under this offering.

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Risk factors

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including, without limitation, the supplemental risk factors disclosed on Exhibit 99.3 to our Current Report on Form 8-K filed on May 26, 2021 in connection with our acquisition of Whinstone, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus. In addition, we have identified the risks, factors, and uncertainties relating to the offering of our common stock pursuant to this prospectus described below under the caption “Risks Relating to this Offering” and elsewhere throughout this prospectus.

The risks, uncertainties and other factors discussed in this prospectus and the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations and cash flows. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations and cash flows, and the trading price of our common stock could decline. As a result, you could lose part or all of your investment.

For more information regarding the incorporation of information herein by reference and the filings we make with the SEC, please see the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-16 of this prospectus.

Risks Relating to this Offering

Future sales or other issuances of our common stock could adversely affect the market for our common stock, which has historically been subject to significant share price volatility.

Sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, whether through this offering or other offerings of our securities, including an offering of our securities by a selling stockholder identified in any prospectus or prospectus supplement, could adversely affect the market for our common stock, which has historically been subject to significant share price volatility. As a result of this adverse effect on the market for our common stock and the significant historical volatility we have observed with respect to shares of our common stock, investors purchasing shares in the offering covered by this prospectus at present market prices could experience difficulty in selling the shares at prices at or above the price paid to acquire them, and they may lose some or all of the value of their investment. In addition, the adverse effect of these factors on the market for our securities could make it more difficult for us to raise funds through future equity offerings (including the offering covered by this prospectus), which could adversely affect our plans for expansion of the Whinstone Facility or other capital-intensive projects we may now or in the future wish to undertake. Further, the issuance and sale of a significant number of our securities could cause our current stockholders’ holdings to be significantly diluted. In addition, our current stockholders’ holdings may also be diluted if we enter into arrangements with third parties permitting us to issue shares of common stock in lieu of certain cash payments, or if we otherwise agree to sell shares at less than prevailing market prices.

We have broad discretion to use the net proceeds from this offering and our investment of these proceeds pending any such use may not yield a favorable return.

Our management has broad discretion as to how to spend the proceeds from this offering and may spend these proceeds in ways with which our stockholders may not agree and on substantial capital expenditures or investments that are based on current assumptions which may prove to be inaccurate. For example, we may use a substantial portion of the proceeds we receive from this offering to repurchase previously issued securities in an effort to decrease the liquidity of our common stock, which could inadvertently lead to other investors selling large numbers of their shares into the market, causing the market price for our common stock to decline. Or, we may use the proceeds to purchase new Bitcoin mining hardware or to fund part of the ongoing capital improvement projects at the Whinstone Facility, which are subject to fluctuating demand and high labor and material costs. Management cannot guarantee that its decisions regarding its use of the proceeds from this offering will produce gainful returns or have any beneficial impact on our business, cash flows and results of operations, which could adversely affect your investment.

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This offering is being conducted on a “commercially reasonable efforts” basis; we cannot guarantee success in raising additional capital in this offering.

Pursuant to the terms of the sales agreement, the sales agents are required to exercise “commercially reasonable efforts,” rather than its best efforts, in attempting to sell the shares of our common stock offered under this prospectus. As a “commercially reasonable efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated and, accordingly, we may not raise any additional capital. Therefore, we may be unable to sell most, or any, of the shares of our common stock offered for sale pursuant to this prospectus.

If we are unable to raise additional capital through the offering contemplated in this prospectus, we may not be able to continue to fund our operations and we may have to reduce or even halt our operations entirely. Our failure to raise additional capital through the offering contemplated in this prospectus may cause us to cease as a going concern and investors in our securities may lose their entire investment.

The actual number of shares we will issue and the aggregate proceeds resulting from sales made under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and in compliance with applicable law, we have the discretion to deliver a placement notice to the sales agents at any time throughout the term of the sales agreement. The number of shares sold by the sales agents after we deliver a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the sales agents. Because this offering can be terminated at any time and the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the aggregate proceeds to be raised in connection with the sales under the sales agreement.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock as of June 30, 2021, before giving effect to this offering. Assuming we sell all $600,000,000 of shares of our common stock being offered by this prospectus at an assumed public offering price of $38.57 per share (which was the reported closing sales price per share of our common stock on August 27, 2021), we will have 111,504,363 shares of common stock issued and outstanding after completion of this offering.

After deducting estimated offering expenses and estimated sales agent commissions payable by us, our adjusted net tangible book value per share, after giving effect to the sale of shares of our common stock in the aggregate amount of $600,000,000 at the assumed offering price of $38.57 per share, would be approximately $8.04. Accordingly, purchasers of shares of our common stock in this offering will incur immediate and substantial dilution of approximately $30.53 per share, representing the difference between the net tangible book value per share of our securities after the offering and the net tangible book value per share of our securities prior to the offering. If the price at which the shares of our common stock are sold in this offering increases, the dilution experienced by such purchasers will increase proportionately. Furthermore, if previously issued and outstanding options or warrants are exercised, or if additional derivative securities are issued, you could experience further dilution upon their conversion into shares of our common stock. For a further description of the dilution that our stockholders will experience immediately after this offering, see the section “Dilution” on page S-13 of this prospectus.

The common stock is being offered on an “at-the-market” basis; therefore, investors who buy shares at different times will likely pay different prices for their shares.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We did not declare a dividend during the years ended December 31, 2019 or 2020, and we currently do not anticipate declaring a dividend in the future. Further, we plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. In addition, the terms of any future debt or credit agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

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DESCRIPTION OF COMMON STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in the shares of our common stock offered pursuant to this prospectus. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our Bylaws, as amended, and the certificates of designation related to our designated preferred stock, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes Chapter 78 and the associated provisions of the Nevada Administrative Code. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-16 of this prospectus.

Common Stock

Authorized Shares. We have authorized 170,000,000 shares of common stock, no par value per share, for issuance. At August 27, 2021, there were 95,948,232 shares of our common stock issued and outstanding. As of the date of this prospectus, only our common stock is registered pursuant to Section 12 of the Exchange Act, and only shares of our common stock are being offered for sale pursuant to this prospectus.

Listing. Shares of our common stock are listed on the Nasdaq Capital Market under the trading symbol “RIOT.”

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights. Except as otherwise provided in our Articles of Incorporation, Bylaws, the rules of any stock exchange applicable to us, applicable provisions of the Nevada Revised Statutes, or any other applicable law or regulations, matters submitted to a stockholder vote require the affirmative vote of the holders of a majority of the shares of our capital stock present and voting at the applicable stockholders’ meeting to be approved. See the section entitled “Structure of Board of Directors; Director Elections and Terms of Office” under “Corporate Governance” on Page S-11 for further details regarding the voting rights of our common stock.

Conversion and Redemption Rights. Shares of our common stock have no conversionary rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. Subject to any preferential rights of holders of our preferred stock, if any, or any restrictions on the payments of dividends imposed under the terms of our indebtedness, if any, holders of our common stock shall be entitled to receive their pro rata shares of such dividends as may be declared from time to time by our board of directors, in its discretion, from legally available funds, based upon such holders’ proportionate ownership of the shares of our capital stock outstanding at the time such dividends are declared.

Liquidation Rights. Subject to any preferential rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock shall be entitled to participate pro rata in all assets of the Company that remain after payment of the Company’s liabilities, including satisfaction of all indebtedness of the Company then outstanding, based upon such holders’ proportionate ownership of the shares of our capital stock then outstanding.

Preemptive Rights. Shares of our common stock have no pre-emptive rights to purchase or subscribe for any of our capital stock or other securities. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

Corporate Governance

Structure of Board of Directors; Director Elections and Terms of Office. Our Bylaws provide for election of nominees to our board of directors by plurality vote of our stockholders present and entitled to vote at a meeting of our stockholders called for the purpose of electing nominees to serve on our board of directors. Therefore, those nominees for our board of directors receiving the most affirmative votes at a given stockholders’ meeting shall be elected as directors for the applicable term. Once elected, directors serve until the end of the term of office and their successor has been duly qualified to serve and elected by our stockholders, or his or her earlier death, resignation, or removal.

Our Bylaws permit our board to be divided into three classes, with each class serving a staggered three-year term. Each of our directors is currently serving a term that expires at our next annual meeting of stockholders and when his or her successor is duly elected and qualified. If implemented, a classified board structure could have the effect of making the removal of incumbent directors more time consuming and difficult, and, therefore may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders.

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Quorum for Conducting Business. Our Bylaws provide that, to conduct business at a meeting of our stockholders, holders of shares representing at least one-third of the issued and outstanding shares of our capital stock entitled to vote at such meeting, whether represented in person or by proxy, must be present to establish a quorum.

Exclusive Forum. Article XIV of our Bylaws, as amended, provides that, to the fullest extent permitted by law, and unless we consent to the selection of an alternative forum, the state and federal courts in and for the State of New York shall be the sole and exclusive forum for the resolution of certain actions and proceedings that may be initiated by our stockholders, and that, by purchasing our securities, our stockholders are deemed to have notice of and consented to this forum selection clause. Under Article XIV of our Bylaws, the following claims are subject to this forum selection clause: (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (c) any action asserting a claim against the Company arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws, in each case as amended; or (d) any action asserting a claim governed by the internal affairs doctrine.

By its terms, the forum selection clause in our Bylaws applies to the foregoing claims to the fullest extent permitted by law, and, as such, should not be interpreted as precluding our stockholders from bringing claims under the Exchange Act in the appropriate federal court with jurisdiction over such claims, as provided by Section 27 of the Exchange Act. Likewise, the forum selection clause in our Bylaws should not be interpreted as precluding our stockholders from bringing claims under the Securities Act in the appropriate state or federal court with jurisdiction over such claims, as provided by Section 22 of the Securities Act.

We believe the choice-of-forum provision in our Bylaws will help provide for the orderly, efficient, and cost-effective resolution of legal issues affecting us by designating courts located in the State of New York as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents.

Nevada Anti-Takeover Statute. Certain provisions of Nevada law described below may make us a less attractive candidate for acquisition, which may adversely impact the value of the shares of our capital stock held by our stockholders. We have not opted out of these provisions in our bylaws, as permitted under the Nevada Revised Statutes.

Nevada Revised Statutes Sections 78.411 through 78.444 (the “Nevada Combination with Interested Stockholders Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the Company who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the Company (an “interested stockholder”), within two years after such person first became an interested stockholder unless (i) the board of directors of the Company approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the Company has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. The Nevada Combination with Interested Stockholders Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

Dividend Policy. We did not declare or pay any cash dividends on our common stock during the fiscal years ended December 31, 2019 or 2020, and, as of the date of this prospectus, we do not reasonably anticipate paying any cash dividends in the near future. Any future determination to pay dividends will be at the discretion of our board of directors.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $600,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.

We intend to use the net proceeds from the sale of our common stock under this prospectus for general corporate purposes, which may include, among other things, additions to working capital, satisfaction of corporate obligations, capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of our common stock. We will have significant discretion in the use of any net proceeds and investors in our securities will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

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Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2021, our net tangible book value was approximately $308,477,000, or $3.22 per share of common stock, based on 95,948,232 shares issued and outstanding at June 30, 2021. Net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our common stock issued and outstanding.

After giving effect to the assumed sale of 15,556,131 shares of our common stock at the assumed offering price of $38.57 per share (the reported closing sales price of our common stock on the Nasdaq Capital Market on August 27, 2021), representing the maximum initial aggregate offering price under this prospectus of $600,000,000, and after deducting the estimated offering expenses and sales agent commissions payable by us, our adjusted net tangible book value as of June 30, 2021 would have been approximately $896,242,000, or approximately $8.04 per share of common stock, based on 111,504,363 shares issued and outstanding (excluding shares issuable upon conversion of certain vested and unvested options to purchase shares and other conversionary rights, as described below). This would represent an immediate increase in adjusted net tangible book value of approximately $4.82 per share to existing stockholders and an immediate dilution in adjusted net tangible book value of approximately $30.53 per share to new investors purchasing shares of common stock in this offering.

The following table illustrates, for illustrative purposes only, the change in net tangible book value on a per share basis resulting from the assumed sale of all of the shares of common stock available for issuance under this prospectus:

Assumed public offering price per share:		$38.57
Net tangible book value per share as of June 30, 2021:	$3.22
Increase in net tangible book value per share attributable to this offering:	$4.82
Adjusted net tangible book value per share as of June 30, 2021, after giving effect to this offering:		$8.04
Dilution in net tangible book value per share to investors purchasing shares in this offering:		$30.53

This offering is being made pursuant to Rule 415 under the Securities Act and the actual sales price of shares of our common stock will vary from time to time based on prevailing market prices. Accordingly, the actual dilution experienced by purchasers of our common stock, as well as the total number of shares sold, may increase or decrease with the actual price per share of our common stock sold in this offering. For example, a decrease in the price at which the shares are actually sold in this offering of $1.00 per share from the assumed offering price of $38.57 per share shown in the table above (assuming all of our common stock in the aggregate amount of $600,000,000 is sold at that reduced price) would result in an adjusted net tangible book value per share after the offering of approximately $8.01 and result in an immediate dilution in the adjusted net tangible book value of approximately $29.56 per share to new purchasers of our common stock in this offering. Conversely, assuming all of our common stock in the aggregate amount of $600,000,000 sold, an increase in the price at which the shares are actually sold in this offering of $1.00 per share from the assumed offering price of $38.57 per share would result in an adjusted net tangible book value after the offering of approximately $8.07 per share and an immediate dilution in adjusted net tangible book value of approximately $31.50 per share to purchasers of our common stock in this offering.

The foregoing table and computations are based on 95,948,232 shares of our common stock issued and outstanding at June 30, 2021, which excludes: (i) 2,199 shares issuable upon the conversion of 2,199 shares of our 2% Series B Convertible Preferred Stock; (ii) 12,000 shares underlying fully vested options to purchase shares of our common stock at the option strike price of $4.09 per share issuable under our 2019 Equity Incentive Plan, as amended (the “2019 Equity Plan”); (iii) 693,683 shares issuable upon settlement of 693,683 restricted stock units granted under the 2019 Equity Plan, of which 57,838 are vested and 635,845 remain unvested subject to regular vesting schedules; and (iv) 3,907,903 shares of common stock reserved for future issuance under the 2019 Equity Plan.

To the extent we issue in the future, shares in connection with the exercise of the foregoing warrants and/or options, or in settlement of these restricted stock units, or if we issue additional shares under the 2019 Equity Plan, further dilution of the net tangible book value of shares of our common stock may result. In addition, we may choose to raise additional capital to accommodate our strategic plans or market conditions, even if we believe we have sufficient funds for our current or future operating plans. To the extent we raise this additional capital through the sale of equity or convertible debt securities at prices below the prevailing market price, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We have entered into a sales agreement with the sales agents, under which we may issue and sell from time to time up to an aggregate of $600,000,000 of our common stock through the sales agents acting as our agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales into the Nasdaq Capital Market or any other existing trading market for shares of our common stock, or any other method permitted by law.

From time to time during the term of the sales agreement, we may deliver a placement notice to the sales agents specifying the length of the selling period, the amount of common stock to be sold and the minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, the sales agents will use commercially reasonable efforts to sell our common stock, but are not required to sell any specific number or dollar amount of our common stock.

We or the sales agents may suspend the offering of our common stock made through the sales agents under the sales agreement upon proper notice to the other, at which time the placement notice will immediately terminate. We may also instruct the sales agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. Settlement for sales of our common stock will occur, unless we specify otherwise, on the second trading day following the date any sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The aggregate compensation payable to the sales agents equals up to 3.0% of the gross sales price of the shares of our common stock sold pursuant to the sales agreement. We have also agreed to reimburse certain outside legal expenses incurred by the sales agents, including, in connection with the execution of the sales agreement, certain fees and disbursements of the sales agents’ legal counsel in an amount not to exceed $75,000 in the aggregate, in addition to certain ongoing disbursements of their legal counsel. In accordance with Financial Industry Regulatory Authority Rule 5110, these reimbursed fees and expenses are deemed sales compensation for the offering. As set forth under Part II, Item 14. “Other Expenses of Issuance and Distribution” of the automatic registration statement of which this prospectus forms a part, we estimate that the total expenses for the offering payable by us, excluding commissions payable to the sales agents under the terms of the sales agreement, will be approximately $235,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the any sales, will equal our net proceeds for the sale of such common stock. As there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable as of the filing of this prospectus.

To the extent required by Regulation M, the sales agents will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus. The sales agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In connection with the sale of the common stock on our behalf, the sales agents will be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, the compensation we have agreed to pay the sales agents under the sales agreement will be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the sales agents (and their respective partners, members, directors, officers, employees and agents) against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as permitted therein. We and each of the sales agents (solely on its own behalf), may terminate the sales agreement at any time upon five days’ prior notice.

The foregoing description of the sales agreement is qualified in its entirety by reference to the full text of the sales agreement, dated as of August 31, 2021, by and between Riot Blockchain, Inc. and the sales agents, a copy of which is included as Exhibit 1.2 to the automatic registration statement of which this prospectus forms a part.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus have been passed upon for us by Lewis Roca Rothgerber Christie LLP, Las Vegas, Nevada. Additionally, Rogers Towers, P.A., counsel to the Company, has passed upon certain legal matters pertaining to the filing of this prospectus and the sales agreement between the Company and the sales agents referenced herein. Covington & Burling LLP acted as counsel to the sales agents in connection with this offering.

EXPERTS

The consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of Riot Blockchain, Inc. and Subsidiaries are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Whinstone US, Inc. as of and for the year ended December 31, 2020 and 2019, which are incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Riot Blockchain, Inc. filed with the SEC on August 12, 2021, have been audited by Malcolm M. Dienes, LLC, an independent audit firm, as stated in their report contained in the audited consolidated financial statements of Whinstone US, Inc. as of and for the years ended December 31, 2020 and 2019, and the note related thereto, filed as Exhibit 99.1 to such Current Report on Form 8-K/A. Such financial statements have been incorporated by reference in this prospectus in reliance upon the report of such independent audit firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information included in the automatic registration statements of which it forms a part, including certain exhibits and schedules and those items we incorporate by reference herein. We file annual, quarterly and special reports, along with other information, including the automatic registration statement of which this prospectus forms a part, with the SEC. The filings we make with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available on our website, https://www.riotblockchain.com/ under the heading “Investors.” The information on this website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference herein is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus the following:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 31, 2021, as amended by a filing made with the SEC on April 30, 2021;
•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2021, as filed with the SEC on May 17, 2021, and the quarterly period ended June 30, 2021, as filed with the SEC on August 23, 2021;
•	Our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed, as provided therein) filed with the SEC on: February 10, 2021; March 17, 2021; April 7, 2021 (excluding Item 7.01); April 9, 2021; May 24, 2021; May 26, 2021 (excluding Item 7.01); June 8, 2021; August 16, 2021; and on Form 8-K/A, on August 12, 2021; and
•	The description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address: Riot Blockchain, Inc., Attn: Jeffrey G. McGonegal, Chief Financial Officer, 202 6th Street, Suite 401 Castle Rock, CO 80104.

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RIOT BLOCKCHAIN, INC.

_____________________________

PROSPECTUS

_____________________________

Up to $600,000,000

of

Shares of Common Stock, No Par Value per Share

_____________________________

Sales Agents
Cantor	B. Riley FBR	BTIG	Compass Point	Roth Capital Partners

August 31, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering of the securities being registered, other than underwriting commissions and discounts.

Item	Amount
SEC registration fee	$65,460	(1)
Legal fees and expenses	125,000	(2),(3)
Accounting fees and expenses	30,000	(3)
Transfer agent and registrar’s fees and expenses	10,000	(3)
Miscellaneous expenses	5,762	(3)
Total	$235,000	(3)

(1) Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Securities and Exchange Commission registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable, other than $65,460 of fees related to the offering, issuance and sale of up to $600,000,000 of our common stock pursuant to this registration statement and the Sales Agreement between the Registrant and Cantor Fitzgerald & Co., B. Riley FBR, Inc., BTIG, LLC, Compass Point Research & Trading, LLC and Roth Capital Partners, LLC, as sales agents for the Registrant.

(2) Includes fees and expenses of the sales agents payable by the Registrant under the Sales Agreement that, pursuant to FINRA Rule 5110, are deemed sales compensation for the offering under the sales agreement prospectus filed with and forming a part of this automatic registration statement.

(3) These fees and expenses are calculated based on the maximum potential offering price for the securities offered pursuant to the sales agreement prospectus. The fees of any future offering of our securities pursuant to the base prospectus are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful. Under Nevada Revised Statutes Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation and Bylaws provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director except for damages for breach of fiduciary duty resulting from material facts or omissions which involve (a) intentional misconduct, (b) fraud, or (c) a knowing violation of law, including the payment of dividends in violation of Nevada Revised Statutes Section 78.300. Further, we have entered into employment agreements with our executive officers which contain provisions requiring us to indemnify them from certain liabilities arising in the course of their employment with us to the fullest extent permitted under our Bylaws and Articles of Incorporation, and we may enter into similar indemnification agreements with each of our directors, executive officers, and certain of our other employees in the future.

Subject to limitations established under applicable Nevada law, federal securities laws, our Articles of Incorporation, and our Bylaws, such right of indemnification shall be a contractual right which may be enforced in any manner desired by such person. These indemnification obligations may require us, among other things, to indemnify and hold our directors and executive officers harmless from certain expenses and against certain liabilities including, among other things, attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably paid or incurred by such director or officer in any action, suit, or proceeding arising out of their services as a director or officer or any other company or enterprise to which the person provides services at our request. Upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us, we must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire. The indemnification provided in our Articles of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person. We believe these indemnification agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

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As permitted by our Articles of Incorporation and Bylaws, we maintain general liability and directors’ and officers’ insurance policies that cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

THESE LIMITATIONS OF LIABILITY DO NOT ALTER DIRECTOR LIABILITY UNDER THE FEDERAL SECURITIES LAWS AND DO NOT AFFECT THE AVAILABILITY OF EQUITABLE REMEDIES SUCH AS AN INJUNCTION OR RESCISSION.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit
Number	Description of Document

1.1	Form of Underwritten Sales Agreement†
1.2	Sales Agreement, dated as of August 31, 2021, by and between the Registrant and Cantor Fitzgerald & Co., B. Riley FBR, Inc., BTIG, LLC, Compass Point Research & Trading, LLC and Roth Capital Partners, LLC, as sales agents*
4.1	Articles of Incorporation filed September 20, 2017 (Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2017)
4.2	Bylaws, effective September 20, 2017 (Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the SEC on September 25, 2017)
4.3	Amendment to Bylaws (Incorporated by reference from the Registrant’s Current Report on Form 8-K, filed with the SEC on March 12, 2018)
4.4	Form of Certificate of Designation†
4.5	Form of Preferred Stock Certificate†
4.6	Form of Warrant Agreement†
4.7	Form of Warrant Certificate†
4.8	Form of Debt Security†
4.9	Form of Unit Agreement†
4.10	Form of Securities Purchase Agreement†
5.1	Opinion of Lewis Roca Rothgerber Christie LLP*
23.1	Consent of Marcum LLP*
23.2	Consent of Malcolm M. Dienes, LLC*
23.3	Consent of Lewis Roca Rothgerber Christie LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page of this registration statement)*

*	Filed herewith.

† To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

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Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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(b)	The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)	The Registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 31, 2021.

Riot Blockchain, Inc.

Dated: August 31, 2021	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the registrant and each person whose signature appears below constitutes and appoints Messrs. Jason Les, Chief Executive Officer of the registrant, and Jeffrey G. McGonegal, Chief Financial Officer of the Registrant, his, her, or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form S-3, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jason Les	Chief Executive Officer (Principal Executive Officer) and Director	August 31, 2021
Jason Les

/s/ Jeffrey G. McGonegal	Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2021
Jeffrey G. McGonegal

/s/ Benjamin Yi	Executive Chairman (Director)	August 31, 2021
Benjamin Yi

/s/ Hubert Marleau	Director	August 31, 2021
Hubert Marleau

/s/ Hannah Cho	Director	August 31, 2021
Hannah Cho

/s/ Lance D’Ambrosio	Director	August 31, 2021
Lance D’Ambrosio

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